FOR IMMEDIATE RELEASE
PHONE: 609-561-9000
INVESTOR CONTACT:  STEPHEN CLARK x4260
MEDIA CONTACT:  JOANNE BRIGANDI x4240
January 28, 2004


                         SJI DECLARES QUARTERLY DIVIDEND

[FOLSOM, NJ] - South Jersey Industries (NYSE:SJI) today declared its regular dividend of $0.405 for the first quarter of 2004. The dividend is payable April 2, 2004, to shareholders of record at the close of business March 10, 2004. This is SJI's 53rd consecutive year of paying dividends, reflecting the company's commitment to a consistent, sustainable dividend.

         South Jersey Industries (NYSE:SJI) is an energy services holding company for South Jersey Gas, South Jersey Energy, South Jersey Resources Group, LLC, and Marina Energy, LLC. Visit http://www.sjindustries.com for more information about SJI and its subsidiaries.

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